EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated June 21, 2007 relating to the consolidated financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appear in Medtronic, Inc.’s Annual Report on Form 10-K for the year ended April 27, 2007.
/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
November 14, 2007